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                                                                   EXHIBIT 10(c)

THIS WARRANT WAS ORIGINALLY ISSUED ON DECEMBER 21, 1999 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT. THIS WARRANT IS ALSO SUBJECT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 21, 1999 BETWEEN INTERNET SPORTS NETWORK, INC. (THE "COMPANY") AND SPORTSLINE.COM, INC. (THE "PURCHASE AGREEMENT"). A COPY OF THE PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

                               STOCK PURCHASE WARRANT

 DATE OF ISSUANCE: DECEMBER 21, 1999                        CERTIFICATE NO. W-2


     This Warrant is being issued pursuant to the Securities Purchase Agreement dated as of December 21, 1999 (the "Purchase Agreement"), between Internet Sports Network, Inc. a Florida corporation (the "Company"), and SportsLine.com, Inc., a Delaware corporation ("SportsLine"), as amended from time to time in accordance with its terms. For value received, the Company hereby grants to SportsLine or its registered assigns (the "Registered Holder") the right to purchase from the Company 1,033,296 shares of the Company's Common Stock at a price per share equal to $2.90 (the "Initial Exercise Price") (such price as adjusted and readjusted from time to time in accordance with Section 2 hereof). Certain capitalized terms used herein are defined in Section 8 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. This Warrant is subject to the following provisions:

      SECTION 1. EXERCISE OF WARRANT.

      1A. EXERCISE PERIOD. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time from the date hereof to and including the second anniversary of such date (the "Exercise Period").

      1B. EXERCISE PROCEDURE. (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

      (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

      (b) this Warrant;

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      (c) if the Purchaser is not the Registered Holder, an Assignment or
Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

      (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of shares of Common Stock, shares of Preferred Stock or debt securities of the Company having a Fair Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (provided that for purposes of this subparagraph, the Fair Market Value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon), or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Fair Market Value of one Warrant Share is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

      (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 13 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three-day period, deliver such new warrant to the Person designated for delivery in the Exercise Agreement.

     (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

      (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than transfer or any other applicable taxes payable because the holder of the Warrant Shares is other than the Registered Holder).

     (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant

Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

     (vi) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

     (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control or other transaction affecting the Company, such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

     (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or trading market upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued Warrant Shares to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

     (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are at the time of exercise of this Warrant convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

     (x) The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, by any action avoid or seek to avoid the observance or performance of any of terms of this Warrant or impair or diminish its value (except for any action which ratably affects all Warrant Shares and shares of Common Stock), but shall at all times in good faith assist in the carrying out of all such terms of this Warrant. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of causing a material portion of the purchase rights represented hereby to become exercisable for less than one share of Common Stock.

     1C. EXERCISE AGREEMENT. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

      SECTION 2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

      In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time (as so adjusted, the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2.

     2A. ADJUSTMENT FORMULA. If and whenever on or after the Date of Issuance and prior to the expiration of the Exercise Period the Company issues or sells, or in accordance with Section 2C is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Exercise Price shall be reduced to either (x) the consideration per share of such issuance or sale or deemed issuance or sale if such issuance or sale or deemed issuance or sale occurs on or prior to December 21, 2000, or (y) the amount determined by dividing (i) the sum of (1) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus
(2) the consideration, if any, received by the Company upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, if such issuance or sale or deemed issuance or sale occurs after December 21, 2000, but prior to the expiration of the Exercise Period.

     2B. EXCEPTIONS. Notwithstanding the foregoing, there shall be no adjustment in the Exercise Price as a result of any issue or sale (or deemed issue or sale) of:

      (i) shares of Common Stock issuable pursuant to options, warrants, convertible securities or other rights outstanding on the Date of Issuance, and

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     (ii) shares of Common Stock as consideration for the acquisition of any interest in any business or company from a Person other than an Affiliate (A) which acquisition is not prohibited pursuant to the Purchase Agreement, and (B) so long as the Fair Market Value of one Warrant Share as of the closing of such acquisition exceeds $2.90 per share (as such price is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Warrant Shares).

     2C. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable during the Exercise Period:

     (1) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (2) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise
Price shall be made by reason of such issue or sale.

     (3) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2C, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

     (4) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 2C, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance.

     (5) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock,

Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Board of Directors of the Company and such determination shall be delivered in writing to the Registered Holder. In the event that the Registered Holder disputes such determination of fair value, the Registered Holder shall so inform the Company in writing within 10 days after receipt of the Company's determination and the Company and such Registered Holder shall negotiate in good faith to determine a mutually acceptable fair value. If such parties are unable to reach agreement within 30 days after the Registered Holder has given the Company written notice of its dispute, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

     (6) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.001.

     (7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (8) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately reduced.

     2E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of a majority of the Warrants) to ensure that each Registered Holder of Warrant(s) shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered
Holder's Warrant(s), such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such Holder had exercised its Warrants immediately prior to such Organic Change.
In each such case, the Company shall also make appropriate provision (in form and substance satisfactory to the Registered Holders of a majority of the Warrants then outstanding) to insure that the provisions of this Section 2 and Section 4 hereof shall thereafter be applicable to the Warrants
(including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic
Change assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of a majority of the Warrants then outstanding) the obligation to deliver to each Registered Holder of Warrant(s) such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

     2F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than as contemplated by Section 2B hereof), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2 or decrease the number of Warrant Shares issuable upon conversion of any Warrant.

     2G. NOTICES. (i) Promptly after any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.
(ii) The Company shall give written notice to the Registered Holders at least 20 days prior to the date on which the Company closes its books or takes a record
(a) with respect to any dividend or distribution upon its Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. (iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     SECTION 3. LIQUIDATING DIVIDENDS.

     If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend reduced by an amount equal to the aggregate Exercise Price of this Warrant, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     SECTION 4. PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder hereof shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares acquirable upon conversion of such holder's Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     SECTION 5. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY.

     This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

     SECTION 6. TRANSFERABILITY.

     Subject to the transfer conditions referred to in the legend endorsed hereon and applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company, with the prior written consent of the Company, such consent not to be unreasonably withheld, provided, however, that no such consent shall be required if any such transfer is to an Affiliate of SportsLine.

     SECTION 7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS.

     This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues Warrants pursuant to the Purchase Agreement shall be deemed to be the "Date of Issuance" regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     SECTION 8. DEFINITIONS.

     The following terms have the meanings set forth below:

      "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling or controlled by or is under direct or indirect control with such specified Person.

      "Board of Directors" means the board of directors of the Company.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than SportsLine or a Related Party of SportsLine, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than SportsLine and its Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving ortransferee Person (immediately after giving effect to such issuance), or (vi) a Change of Control of any Person holding a majority of the outstanding shares of Voting Stock of the Company. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Common Stock" means the Company's Common Stock, $.001 par value per share, or any securities into which such Common Stock is hereafter converted or exchanged.

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2C(1) and 2C(2) hereof.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Date of Issuance or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock, other than any such securities referred to in Section 2B above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

     "Fair Market Value" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Fair Market Value" shall be determined in good faith by the Board of Directors of the Company and such determination shall be delivered in writing to the Registered Holder. In the event that the Registered Holder disputes such determination of Fair Market Value, the Registered Holder shall so inform the Company in writing within 10 days after receipt of the Company's determination and the Company and such Registered Holder shall negotiate in good faith to determine a mutually acceptable Fair Market Value. If such parties are unable to reach agreement within 30 days after the Registered Holder has given the Company written notice of its dispute, the Fair Market Value of such security shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

      "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities other than rights, warrants or options referred to in Section 2B above.

     "Person" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Registered Holder" means the holder of this Warrant as reflected in the records of the Company maintained pursuant to Section 13.

     "Related Party" with respect to SportsLine means (A) any controlling stockholder, Subsidiary, or spouse or immediate family member (in the case of an individual) of SportsLine or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of SportsLine and/or such other Persons referred to in the immediately preceding clause (A).

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Warrant Shares" means shares of the Company's Common Stock issuable upon exercise of the Warrant; provided, that if the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

     SECTION 9. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION 10. NOTICES.

     Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and
(ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

     SECTION 11. AMENDMENT AND WAIVER.

     No amendment, modification or waiver will be binding or effective with respect to any provision of this Warrant without the prior written consent of the Registered Holder hereof.

     SECTION 12. WARRANT REGISTER.

     The Company shall maintain at its principal executive offices a register for the registration of transfer of Warrants. Upon the surrender of any certificate representing Warrants at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Warrant Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Warrant Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     SECTION 13. FRACTIONS OF SHARES.

     If any fractional interest in a Warrant Share would, except for the provisions of this subparagraph, be delivered upon any exercise of the Warrant, at the request of the Registered Holder the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the Registered Holder thereof equal to the Fair Market Value of such fractional interest as of the date of exercise.

     SECTION 14. DESCRIPTIVE HEADINGS; GOVERNING LAW.

     The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

                                   INTERNET SPORTS NETWORK, INC.


                                    By: /s/ Andrew DeFrancesco
                                        ------------------------------------
                                        Name: Andrew DeFrancesco
                                        Title: Chairman and CEO